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                   Rule 10f-3 Acquisition of Securities from an Affiliate - 10/1/01 through 12/31/01
                                                          DeAM
                                           BT International Equity Portfolio
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                                   Security Purchased          Comparison Security           Comparison Security
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Issuer                                SNAM RETE GAS                  EL PASO                    POGO PRODUCING
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Underwriters                 BANCA IMI, UBS, SALOMON, DBAB,          JP MORGAN                  MERRILL
                             GOLDMAN
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
Years of continuous                                       >3                        >3                                >3
operation, including
predecessors
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Security                                        COMMON STOCK              COMMON STOCK                      COMMON STOCK
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Is the affiliate a manager                           MANAGER                        NO                                NO
or co-manager of offering?
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Name of underwriter or               UBS, SALOMON, BANCA IMI                       n/a                               n/a
dealer from which purchased
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Firm commitment underwriting?                            yes                       yes                               yes
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Trade date/Date of Offering                        12/3/2001                12/21/2001                         11/1/2001
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Total dollar amount of        $-                                                    $-                                $-
offering sold to QIBs
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Total dollar amount of any   $1,716,785,232                 $765,000,000              $156,459,000
concurrent public offering
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Total                        $1,716,785,232                 $765,000,000              $156,459,000
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Public offering price        $2.50                          $43.35                    $25.50
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Realized Gain/Loss on Sale                     43606(+4.06%)                       n/a                               n/a
of Security
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Unrealized Gain/Loss at                       968652(+5.97%)                       n/a                               n/a
6/30/02
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Price paid if other than                                 n/a                       n/a                               n/a
public offering price
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Underwriting spread or                                 3.00%                    51.00%                            70.00%
commission *
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Shares purchased             7,188,500                                             n/a                               n/a
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$ amount of purchase         $17,936,889.00                                        n/a                               n/a
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% of offering purchased by                          1.04000%                       n/a                               n/a
fund
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% of offering purchased by                            0.030%                       n/a                               n/a
associated funds*
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Total (must be less than 25%)                       1.07000%                       n/a                               n/a
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

* Heritage Property Investment Trust was an initial public offering, while both Ramco-Gershenson Properties and Glimcher Realty Trust were secondary, follow-on offerings. RREEF has not purchased and IPO in over two years.